PAGE NO. 28
WAVERLY, INC.


                                 EXHIBIT 15
                                 ----------

October 24, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549

Dear Sirs:

We are aware that Waverly, Inc. has incorporated by reference our report dated October 24, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Forms S-8 (File Nos. 33-41925 and 33-61705). We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,

/s/Coopers & Lybrand L.L.P.
---------------------------
Coopers & Lybrand L.L.P.
Baltimore, Maryland